UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 13, 2000


                                KITTY HAWK, INC.
               (Exact name of registrant as specified in charter)

          Delaware                  0-25202                       75-2564006
(State or other jurisdiction   (Commission File                 (IRS Employer
      of incorporation)             Number)                  Identification No.)

   1515 West 20th Street
      P.O. Box 612787
     Dallas/Fort Worth
   International Airport,
           Texas                                                    75261
   (Address of principal                                         (Zip Code)
     executive offices)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

      On July 13, 2000, Kitty Hawk met with the steering committee of holders of its $340,000,000 principal amount Senior Secured Notes (the "NOTES"). At that meeting the Company discussed liquidation analysis, projections, and asset sales information. At the meeting, the Company proposed a stand-alone plan of reorganization that contemplates (i) a conversion of a substantial part of the Notes into equity of the Company and (ii) substantial dilution or cancellation of all the Company's outstanding pre-petition equity securities.

      On August 21, 2000, the Company and its subsidiaries filed the Debtors' Joint Plan of Reorganization, dated August 21, 2000 (the "PLAN"), and the accompanying Disclosure Statement (the "DISCLOSURE STATEMENT") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division. The hearing on the approval of the adequacy of the Disclosure Statement will be held on September 20, 2000 at 8:00 a.m. before the Honorable Barbara J. Houser at 1100 Commerce Street, 13th Floor, Dallas, Texas. Objections to the adequacy of the Disclosure Statement must be filed and served by September 18, 2000.

      The ultimate terms of any plan of reorganization will depend upon a variety of factors beyond the control of the Company, including timing of and values realized from asset dispositions, negotiations with all creditors regarding allocations of available values among various creditors and equity constituents, market conditions, interest rates, legal requirements for confirmation of a plan, potential cancellation or modification of the Company's material contracts, changes in operating costs, governmental regulations and licensing, alternatives to a stand-alone plan such as a sale of all or part of the Company's assets or some other business combination that the Company and its creditors find more suitable for the Company's emergence from Chapter 11.

      This Form 8-K, the Plan and the Disclosure Statement contain forward-looking statements relating to business expectations, asset sales and liquidation analysis. Business plans may change as circumstances warrant. Actual results may differ materially as a result of many factors, some of which the Company has no control over. Such factors include, but are not limited to: worldwide business and economic conditions; recruiting and new business solicitation efforts; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; jet fuel prices; normalized aircraft operating costs and reliability, aircraft maintenance delays and damage; regulatory actions, the demand for used aircraft and aviation assets, contest for control of the Company; and the Company's ability to negotiate favorable asset sales. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commissions.

      The Company continues to confer with all of its creditors regarding resolution of its Chapter 11 Case and those of its subsidiaries. The materials contained in these public filings are preliminary only, are subject to substantial and material modification. Therefore, no one should rely upon the disclosure of such information in making any investment decisions. The disclosures are not intended to be a solicitation of votes for any reorganization of the Company.

ITEM 7. EXHIBITS.

(c)   Exhibits

      99.1  Debtors' Joint Plan of Reorganization, dated August 21, 2000.

      99.2 Disclosure Statement under 11 U.S.C.ss.1125 in Support of the Debtors' Joint Plan of Reorganization dated August 21, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                KITTY HAWK, INC.

Date: August 22, 2000
                                    By:    /s/ TILMON J. REEVES
                                        ------------------------
                                    Name:  Tilmon J. Reeves
                                    Title: Chairman of the Board and
                                           Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
99.1        Debtors' Joint Plan of Reorganization, dated August 21, 2000.

99.2 Disclosure Statement under 11 U.S.C.ss.1125 in Support of the Debtors' Joint Plan of Reorganization dated August 21, 2000.